 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2014 (September 29,2014)

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Agreement to Acquire Australia Licensee
On October 2, 2014, Malibu Boats, Inc. (the “Company”) and its indirect subsidiary, Malibu Australian Acquisition Corp. (the "Acquisition Sub"), entered into an agreement, subject to certain closing conditions discussed below, to acquire all of the outstanding shares of Malibu Boats Pty Ltd. (the “Licensee”), the Company’s licensee in Australia, from Xavier Stuart West (“West”), pursuant to a Share Sale Agreement, dated as of October 2, 2014 (the “Sale Agreement”), by and among the Company, Acquisition Sub, West and the Licensee (the “Acquisition”). The purchase price will consist of AU$15.0 million (US$14.1 million) in cash (adjusted for certain assets and unpaid corporate taxes of the Licensee as of October 1, 2014) and shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”) equaling AU$3.5 million (US$3.3 million) based on the average closing price of shares of the Class A Common Stock for the 20 trading days immediately prior to, but not including, the closing date of the Acquisition (the "Closing Date") (the “Scrip Consideration”). During a two year period following the Closing Date, West may not transfer or dispose of 71.43% of the Scrip Consideration. Any transfers or disposals of any portion of the Scrip Consideration is subject to applicable U.S. securities law.
The Sale Agreement contains customary representations and warranties regarding the Company, Acquisition Sub, West and the Licensee, covenants regarding the conduct of the Licensee’s business prior to the consummation of the Acquisition, indemnification provisions and other provisions customary for transactions of this nature. The closing of the Acquisition will occur on the third business day, or such other date as mutually agreed between the parties to the Sale Agreement, after the delivery to the Company and Acquisition Sub of audited financial statements of Licensee, including a reconciliation to U.S. generally accepted accounting principles, for the Licensee’s fiscal years ended June 30, 2013 and June 30, 2014.  If the audited financial statements of the Licensee are not delivered as required by the Sale Agreement by November 1, 2014, the Company and Acquisition Sub may terminate the Sale Agreement by giving written notice to West.
The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and annexures to the Share Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or annexure upon request.
The Sale Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Sale Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Sale Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Sale Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Sale Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Acquisition Sub, West, the Licensee or any of their respective subsidiaries or affiliates.
References to “AU$” are to the Australian dollar. This Current Report on Form 8-K contains translations of certain Australian dollar amounts into U.S. dollars at the rate specified below solely for your convenience. These translations should not be construed as representations that the Australian dollar amounts actually represent such U.S. dollar amounts or that they could be converted into U.S. dollars at the rate indicated. U.S. dollar equivalents for “AU$” amounts are calculated based on an exchange rate of 1.0619 per U.S. dollar as of June 30, 2014.
Settlement Agreement with Pacific Coast Marine Windshields Ltd and Darren Bach
As previously disclosed, on September 15, 2014, the Company and other defendants to the Litigation Matter (as defined below) entered into a Memorandum of Understanding with the plaintiffs referenced below in connection with settlement of the Litigation Matter, subject to execution of a definitive settlement agreement. On September 29, 2014, the Company and other defendants to the Litigation Matter entered into a Settlement

Agreement (the “Settlement Agreement”) with plaintiffs, Pacific Coast Marine Windshields Ltd. (“PCMW”) and Darren Bach, for the settlement of litigation relating to, among other things, the intellectual property rights claimed by PCMW in certain windshields used by the Company, Case No. 6:12-cv-00033-JA DAB which had previously been consolidated with Case No. 6:10-cv-01285 JA DAB (collectively, the “Litigation Matter”), pending in the United States District Court for the Middle District of Florida (the “U.S. District Court”). The initial complaint for the Litigation Matter was filed on August 27, 2010 in the U.S. District Court.
Under the terms of the Settlement Agreement, the parties to the Litigation Matter have agreed that the Company will pay $20.0 million in cash to PCMW on or before October 6, 2014, and the parties have released each other from all past and present claims. Further, PCMW and Darren Bach have agreed not to sue on now-existing intellectual property rights. Within two (2) business days of the Company’s payment, the parties to the Settlement Agreement will file a Notice of Dismissal with Prejudice of the Litigation Matter with the U.S. District Court.
  The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Amendment to Credit Agreement
The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 1, 2014, the Company’s indirect subsidiary, Malibu Boats, LLC, entered into the Third Amendment to Credit Agreement (the “Amendment No. 3”) by and among Malibu Boats, LLC, as borrower, its parent, Malibu Boats Holdings, LLC (the “LLC”) and certain subsidiaries of the LLC party thereto, as guarantors, the lenders party thereto, and SunTrust Bank, as administrative agent, pursuant to which the Credit Agreement, dated as of July 16, 2013, as amended on January 3, 2014 and May 8, 2014 (as so amended, the “Credit Agreement”), was amended to, among other things, (i) increase the aggregate revolving commitments thereof from $10,000,000 to $30,000,000 and (ii) reduce the maximum amount that Malibu Boats, LLC may request the lenders to increase the aggregate amount under the revolving credit facility and term loan facility in the future from an additional $30.0 million to an additional $10.0 million.
The Company will borrow $20.0 million under the Credit Agreement in order to meet its payment obligations under the Settlement Agreement discussed above and to pay the cash purchase price upon the closing of the acquisition of the Australia licensee.
The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 3, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 30, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved fiscal 2014 annual cash incentive bonus payments for each of Jack Springer, our Chief Executive Officer, Wayne Wilson, our Chief Financial Officer, and Ritchie Anderson, our Chief Operating Officer. These three executives are our named executive officers for fiscal 2014.
For fiscal 2014, 75% of the amount of the annual cash incentive bonuses for each of Messrs. Springer, Wilson and Anderson was based on our achievement of adjusted EBITDA thresholds established by our Board of Directors and 25% of the amount of such cash incentive bonuses was based on the executive’s achievement of personal goals set by our Board of Directors. The adjusted EBITDA target for fiscal 2014 was $35,027,000. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—GAAP Reconciliation of Non-GAAP Financial Measures” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for the definition of adjusted EBITDA which is a non-GAAP financial measure and a reconciliation of adjusted EBITDA to net (loss) income as reported under GAAP.
The Committee approved the following annual cash incentive bonuses for our named executive officers: Mr. Springer ($346,924); Mr. Wilson ($152,476); and Mr. Anderson ($97,361). If these annual cash incentive bonus amounts were calculable when we first reported our fiscal 2014 Summary Compensation Table, fiscal 2014 compensation for the named executives would have been reported as follows:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jack Springer	2014	$339,423	$58,174	$1,263,289	$—	$288,750	$—	$2,600	$1,952,236
Wayne Wilson	2014	$206,157	$79,976	$836,519	$—	$122,500	$—	$19,600	$1,264,752
Ritchie Anderson	2014	$167,571	$17,361	$836,519	$—	$80,000	$—	$19,600	$1,121,051
Forward Looking Statements
This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this Form 8-K concerning the timing of the closing of the acquisition of the Licensee and the anticipated borrowing of $20.0 million under the Credit Agreement.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the ability of the Licensee to deliver audited financial statements to the Company, the ability to meet the conditions under the Credit Agreement to borrow the anticipated amount, and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation (and the Company expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being filed as part of this report:

Exhibit No.	Description

2.1	Share Sale Agreement, dated October 2, 2014 among Malibu Australian Acquisition Corp., Malibu Boats, Inc., Xavier Stuart West and Malibu Boats Pty Ltd.
10.1
Settlement Agreement dated September 29, 2014, by and among Malibu Boats, Inc., Marine Hardware, Inc., Tressmark, Inc. d/b/a/ Liquid Sports Marine, MH Window, LLC, John F. Pugh, Pacific Coast Marine Windshields Ltd. and Darren Bach.

10.2
Third Amendment to Credit Agreement, dated October 1, 2014, by and among, Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, as issuing bank and as swingline lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: October 3, 2014	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Sale Agreement, dated October 2, 2014 among Malibu Australian Acquisition Corp., Malibu Boats, Inc., Xavier Stuart West and Malibu Boats Pty Ltd.
10.1
Settlement Agreement dated September 29, 2014, by and among Malibu Boats, Inc., Marine Hardware, Inc., Tressmark, Inc. d/b/a/ Liquid Sports Marine, MH Window, LLC, John F. Pugh, Pacific Coast Marine Windshields Ltd. and Darren Bach.

10.2
Third Amendment to Credit Agreement, dated October 1, 2014, by and among, Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, as issuing bank and as swingline lender.